Exhibit 99

Cascade Financial Corporation                   The Cereghino Group
Contacts: Lars Johnson                          Corporate Investor Relations
          Chief Financial Officer               Becky Pendleton Reid
          425.339.5500                          206.762.0993
          www.cascadebank.com                   www.stockvalues.com
===============================================================================

                                 NEWS RELEASE

             CASCADE FINANCIAL ACHIEVES 19% INCREASE IN 2003 PROFITS
  GROWTH IN COMMERCIAL BANKING BUSINESS CONTRIBUTES TO RECORD YEAR PERFORMANCE

Everett, Washington-January 27, 2004 - Cascade Financial Corporation (NASDAQ:
CASB), parent company of Cascade Bank, today reported record profits for the fourth quarter and year ended December 31, 2003, with improving margin and 10% asset growth contributing to a 19% increase in net income. In 2003, net income increased to $9.6 million, or $1.13 per diluted share, compared to $8.1 million or $0.98 per diluted share in 2002. In the fourth quarter of 2003, net income grew 16% to $2.5 million, or $0.29 per diluted share, compared to $2.2 million, or $0.26 per share in the fourth quarter of 2002. Per share results have been adjusted to reflect the 5-for-4 stock split on December 19, 2003.

"We achieved our financial targets for the year by delivering excellent service to an expanding customer base, improving profitability and maintaining solid asset quality," said Carol K. Nelson, President and CEO. "The structural and cultural changes we've implemented over the past three years, including converting to a commercial bank, establishing new performance incentives and new customer service offerings are fostering a cycle of success throughout the bank."

Conference Call
---------------

The company will host a conference call on January 28, 2004, at 10:00 a.m. PT (1:00 p.m. ET) to discuss 2003 financial results. Investment professionals may dial in at 303-262-2130 and other interested parties may listen at www.cascadebank.com.

2003 Financial Review and Operating Highlights
----------------------------------------------

Revenues increased 9.5% to $32.9 million
Net income increased 19% to $9.6 million
EPS increased 16.1% to $1.13
Return on average equity rose to 15.81% from 15.49% in 2002
Return on average assets grew to 1.13% from 1.05% in 2002
The efficiency ratio improved to 53.87% from 54.29% a year ago
Business loans grew 43.7% to $204 million and account for 35% of the portfolio Asset quality remained strong with nonperforming loans at 0.33% of total loans Allowance for loan losses grew to 1.34% of total loans

"Our financial performance continues to improve steadily, reflecting the higher yielding business loans in our portfolio and the productivity improvements generated from past initiatives. Earnings for the year were also aided by gains on sale of loans and securities in the first three quarters of the year. In the fourth quarter, growth in net interest income and service fees more than offset the decline in gain on sale of assets," said Lars Johnson, Chief Financial Officer. "We remain committed to delivering shareholder value as outlined in our financial targets below."

      Annual Financial               2002      2003        2006
   Performance and Targets          Actual    Actual      Target
   -----------------------          ------    ------      ------
   Return on Average Assets           1.05%     1.13%     > 1.10%
   Return on Average Equity          15.49%    15.81%   16% - 18%
   Annual Growth in EPS              40.23%    16.10%   10% - 15%
   NPL/Loans                          0.17%     0.33%     < 1.00%
   Efficiency Ratio                  54.29%    53.87%    < 55%

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CASB Profits Rise 19% in 2003
January 27, 2004
Page Two

2003 Operating Result
---------------------

Total revenues (net interest income before provision for loan losses plus noninterest income) grew 9.5% to $32.9 million in 2003. Net interest income before provision increased 6.1% to $27.6 million in 2003 compared to $26.0 million a year ago. Other (noninterest) income grew 31% in 2003 to $5.3 million compared to $4.0 million in 2002. Service revenues from checking and other fee-based sources grew 18% in the year, contributing 36% of noninterest income for the year. This revenue source reflects the expanding base of customer accounts, with net new checking accounts growing by 15%. Noninterest income also benefited from the shift of assets into bank-owned life insurance
(BOLI) and gains on sale of loans and securities.

"The low interest rate environment that facilitated gains on the sale of loans and securities also put pressure on our interest rate spreads throughout most of the year. Nonetheless, we saw an improvement in net interest margin (NIM) at the end of the year," Johnson noted. Fourth quarter NIM improved to 3.45% from 3.25% in the third quarter and 3.41% in the fourth quarter a year ago.
For the full year, NIM was 3.35% compared to 3.44% in 2002. "Excluding the effect of the shift of $10 million in assets into BOLI, our net interest margin was level for the year. In addition, there were no prepayments on Federal Home Loan Bank (FHLB) borrowings during the quarter, although those made in prior quarters also helped contribute to the improvement in fourth quarter net interest margin."

Continuing solid performance of the loan portfolio facilitated a lower provision for loan losses of $1.3 million in 2003, compared to $1.9 million in 2002. "We maintain the allowance for loan losses at a level sufficient to provide for losses based on management's evaluation of known and inherent risks in the portfolio and its past performance," Johnson said. The provision for loan losses increased the total allowance for loan losses to $7.7 million, or 401% of nonperforming loans and 1.34% of total loans at December 31, 2003. Operating expenses including Federal Home Loan Bank advance prepayment fees in 2003 increased 9% to $17.7 million compared to $16.3 million in 2002, with compensation expenses up 9% reflecting the increase in commercial lending staff. Cascade's efficiency ratio (operating expense divided by total revenues) improved 42 basis points to 53.87% in 2003 compared to 54.29% a year ago. Return on average equity in 2003 improved to 15.81% from 15.49% in 2002. Return on average assets rose to 1.13% in 2003 compared to 1.05% in the previous year.

4Q03 Results
------------

Net income in 4Q03 grew 16% to $2.5 million, or $0.29 per diluted share, compared to $2.2 million, or $0.26 per diluted share in the fourth quarter a year ago. Fourth quarter 2003 revenues increased 6% to $8.2 million from $7.7 million in 4Q02. Fourth quarter 2003 net interest income before provision grew 9% to $7.3 million from $6.7 million in 4Q02. Other income declined 14% to $887,000 with lower gains on sale of securities and loans partially offset by a 43% increase in checking and other service fees over the fourth quarter a year ago. The provision for income tax declined slightly in the quarter to 29% of pre-tax income from 32% in prior quarters. The adjustment was related to the permanent tax difference associated with tax-exempt BOLI income, and brought the full year tax rate down to 31%.

Asset Management
----------------

Total assets increased 10% to $885 million at December 31, 2003, compared to $804 million a year earlier. Total loans grew 4% to $577 million with ongoing strength in the business and commercial real estate sector. Investment securities increased to $276 million from $209 million a year ago.

"Business and commercial real estate lending generated double digit growth in 2003, and these segments of our portfolio continue to grow in importance on our balance sheet," said Nelson. The business loan portfolio increased by 44% to $204 million, accounting for 35% of total loans. The commercial real estate loan portfolio grew 33% to $84 million, accounting for 15% of the portfolio, compared to year-ago levels. Real estate construction loans dropped to $63 million, or 11% of total loans, as developers quickly sold their housing inventory into a robust market. Despite strong originations, residential loans dropped 14% to $106 million, as the bank continued to sell virtually all its 15 and 30 year fixed rate loans into the secondary market. Multifamily loans declined 8% to $87 million at year-end as the refinance wave crested in 2003.

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CASB Profits Rise 19% in 2003
January 27, 2004
Page Three

Deposit growth continued to be very strong in 2003 with total deposits increasing 11% to $564 million from $510 million at the end of 2002. Checking account balances increased 15% to $63 million, savings and money market account balances grew 17% to $133 million and time deposit balances rose 8% to $368 million. "The growth in checking accounts reflects the increase in small business relationships we are building," Nelson added.

Credit Quality
--------------

Credit quality remained strong, although nonperforming loans ticked up to $1.9 million, or 0.33% of total loans as of December 31, 2003, compared to $956,000, or 0.17% of total loans a year ago. "We had three residential properties move to noperforming status this quarter and all of these properties are well-secured," said Johnson. The ratio of nonperforming assets to total assets was 0.27% at the end 2003 compared to 0.18% one year ago. Net charge-offs in 2003 were modest at $436,000, or 0.08% of total loans, compared to $1.3 million, or 0.24% of total loans in 2002.

About Cascade Financial
-----------------------

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Snohomish County, Washington. Cascade Bank operates 15 full service offices, located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens and Bellevue. Cascades' newest branch is scheduled to open in Snohomish in May 2004. In June 2003, Washington CEO magazine ranked Cascade Bank the number one medium sized "Best Companies to Work For" in Washington State.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements about the financial condition, results of operations, future financial targets and earnings outlook of the Company. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, impact of the current national and regional economic recession on small business loan demand in the Puget Sound area, loan delinquency rates, changes in portfolio composition, the bank's ability to attract quality commercial business, interest rate movements and the impact on margins such movement may cause, changes in the demographic make-up of the Company's market, fluctuation in demand for the Company's products and services, the Company's ability to attract and retain qualified people, regulatory changes, competition with other banks and financial institutions, and other factors. For a discussion of factors that could cause actual results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as "targets," "expects," "anticipates," "believes," other similar expressions or future or conditional verbs such as "will," "may," "should," "would," and "could" are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PSLRA's safe harbor provisions.

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CASB Profits Rise 19% in 2003
January 27, 2004
Page Four


CONSOLIDATED FINANCIAL HIGHLIGHTS
INCOME STATEMENT
----------------
(Dollars in thousands except per             Three Months Ended                    Twelve Months Ended
 share amounts)                                 December 31,                          December 31,
Unaudited)                                   2003          2002                    2003           2002
                                         ---------     ---------               ---------     ----------
Net interest income                     $    7,323    $    6,699      9.3%    $   27,610    $    26,024      6.1%
Provision for loan losses                      300           400    -25.0%         1,275          1,895    -32.7%
                                         ---------     ---------               ---------     ----------
Net interest income after provision          7,023         6,299     11.5%        26,335         24,129      9.1%
Other income
   Gain on sale of loans                       107           310    -65.5%           855            697     22.7%
   Gain on sale of securities                   46           157    -70.7%         1,790          1,076     66.4%
   Checking service fees                       439           259     69.5%         1,415          1,007     40.5%
   Other service fees                          117           130    -10.0%           480            602    -20.3%
   BOLI                                        149            64    132.8%           598             86    595.3%
   Gain/(loss) on sale of real estate            -            76      NM              48            427    -88.8%
   Other noninterest income                     29            32     -9.4%           120            144    -16.7%
                                         ---------     ---------               ---------     ----------
Total other income                             887         1,028    -13.7%         5,306          4,039     31.4%

Total income                                 7,910         7,327      8.0%        31,641         28,168     12.3%

Compensation expense                         2,471         2,173     13.7%         9,617          8,793      9.4%
Other operating expenses                     1,938         1,862      4.1%         7,253          6,880      5.4%
FHLB advance prepayment fees                     -            79      NM             863            648     33.2%
                                         ---------     ---------               ---------     ----------
Total other expense                          4,409         4,114      7.2%        17,733         16,321      8.7%
                                         ---------     ---------               ---------     ----------
Net income before tax                        3,501         3,213      9.0%        13,908         11,847     17.4%
Income tax expense                             999         1,058     -5.6%         4,309          3,775     14.1%
                                         ---------     ---------               ---------     ----------

Net income                              $    2,502    $    2,155     16.1%    $    9,599     $    8,072     18.9%
                                         =========     =========               =========      =========

EARNINGS PER SHARE INFORMATION
Earnings per share, basic               $     0.30    $     0.27     14.1%    $     1.17     $     1.01     16.2%
Earnings per share, diluted             $     0.29    $     0.26     12.8%    $     1.13     $     0.98     16.1%
Weighted average number of
 shares outstanding:
   Basic                                 8,236,650     8,091,899               8,184,455      7,997,713
   Diluted                               8,561,834     8,320,779               8,461,503      8,261,448

NM: Not Meaningful

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CASB Profits Rise 19% in 2003
January 27, 2004
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BALANCE SHEET
(Dollars in thousands except per share amounts)
(Unaudited)
                                   Dec. 31,     Sep. 30,     Dec. 31,    Annual
                                    2003         2003         2002       Change
                                  --------     --------      -------     ------
Cash and due from banks          $ 13,011     $  9,880      $  9,640      35.0%
Interest bearing deposits           1,060        9,795        10,955     -90.3%
Securities held to maturity        86,719       88,671        49,388      75.6%
Securities available for sale     189,747      171,123       159,897      18.7%
                                  -------      -------       -------
Total securities                  276,466      259,794       209,285      32.1%
Loans
   Business                       204,446      198,003       142,273      43.7%
   Real estate construction        62,742       71,145        84,229     -25.5%
   Commercial real estate          83,856       78,733        63,108      32.9%
   Multifamily                     87,212       84,873        94,245      -7.5%
   Home equity/consumer            33,163       34,168        49,331     -32.8%
   Residential                    105,565      106,580       122,561     -13.9%
                                  -------      -------       -------
   Total loans                    576,984      573,502       555,747       3.8%
   Deferred loan fees              (2,179)      (2,210)       (2,198)     -0.9%
   Loan loss reserve               (7,711)      (7,642)       (6,872)     12.2%
                                  -------      -------       -------
Loans, net                        567,094      563,650       546,677       3.7%
Premises and equipment, net         8,586        8,543         9,261      -7.3%
Bank owned life insurance          11,162       11,029        10,619       5.1%
Other assets                        7,841        7,153         8,026      -2.3%
                                  -------      -------       -------
Total assets                     $885,220     $869,844      $804,463      10.0%
                                  =======      =======       =======
Deposits
   Checking accounts               62,927       61,163        54,570      15.3%
   Money market and
    savings accounts              132,986      137,355       113,951      16.7%
   Certificates of deposit        368,401      356,135       341,329       7.9%
                                  -------      -------       -------
Total deposits                    564,314      554,653       509,850      10.7%
FHLB advances                     200,000      192,000       197,500       1.3%
Securities sold under
    repurchase agreement           39,911       40,588        20,569      94.0%
Trust preferred securities         10,212       10,310        10,310      -1.0%
Other liabilities                   6,826        9,840         9,594     -28.9%
                                  -------      -------       -------
Total liabilities                 821,263      807,391       747,823       9.8%

Stockholders' equity
   Common stock & paid in capital  12,003       11,840        11,349       5.8%
   Retained earnings               52,109       50,189        44,290      17.7%
   Accumulated comprehensive
    gain/loss                        (155)         424         1,001        NM
                                  -------      -------       -------
Total stockholders' equity         63,957       62,453        56,640      12.9%
                                  -------      -------       -------
Toal liabilities and
 stockholder's equity            $885,220     $869,844      $804,463      10.0%

NM=Not Meaningful

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CASB Profits Rise 19% in 2003
January 27, 2004
Page Six


FINANCIAL HIGHLIGHTS              Three Months Ended       Twelve Months Ended
(Dollars in thousands except          December 31,             December 31,
 per share amounts)                2003        2002         2003         2002
(Unaudited)                    ----------------------   -----------------------
PERFORMANCE MEASURES
Return on average equity          15.77%       15.47%       15.81%       15.49%
Return on average assets           1.14%        1.07%        1.13%        1.05%
Efficiency ratio                  53.70%       53.24%       53.87%       54.29%
Net interest margin                3.45%        3.41%        3.35%        3.44%

ADDITIONAL INFORMATION
Book value per common share  $     7.76   $     6.99   $     7.76   $     6.99
Capital/Asset Ratio
 (including TPS)                   8.38%        8.32%        8.38%        8.32%
Average assets               $  876,262   $  803,382   $  849,778   $  771,855
Average earning assets       $  850,520   $  783,950   $  824,422   $  755,435
Average equity               $   63,627   $   55,313   $   60,766   $   52,103
Shares outstanding at
 period end                   8,241,288    8,105,150    8,241,288    8,105,150

                                          Dec. 31,     Sep. 30,     Dec. 31,
                                            2003         2003         2002
                                          --------     --------     --------
ASSET QUALITY
Nonperforming loans                       $1,921       $1,209       $  956
Nonperforming loans/total loans             0.33%        0.21%        0.17%
Net loan charge-offs (ytd)                $  436       $  234       $1,327
Net loan charge-offs/total loans            0.08%        0.04%        0.24%
Allowance for loan losses                 $7,711       $7,642       $6,872
Allowance for loan losses/NPLs               401%         632%         719%
Allowance for loan losses/ total loans      1.34%        1.33%        1.24%
Real estate owned                         $  474       $  356       $  461
Nonperforming asset/total assets            0.27%        0.18%        0.18%



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Note:  Transmitted on Business Wire on January 27, 2004 at 1:xx p.m.